UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) September 17, 2018

 AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 17, 2018, AutoNation, Inc. (the “Company”) and Michael J. Jackson, Chairman, Chief Executive Officer and President of the Company, entered into an amended employment agreement (the “Amended Employment Agreement”) in connection with his anticipated transition to the role of Executive Chairman of the Company’s Board of Directors (the “Board”) in 2019. The Amended Employment Agreement provides that:

•
Mr. Jackson will continue to serve as Chairman, Chief Executive Officer and President of the Company until the date a new chief executive officer commences employment with the Company (the “Transition Date”).

•	As of the Transition Date, Mr. Jackson will serve as Executive Chairman of the Board through December 31, 2021.

•
Through December 31, 2020, Mr. Jackson’s annual base salary will be $1.3 million, and his target annual incentive award will be 200% of his annual base salary. From January 1, 2021 through December 31, 2021, Mr. Jackson’s annual base salary will be $1.0 million, and his target annual incentive award will be 150% of his annual base salary.

•	Mr. Jackson will be granted equity-based awards with an aggregate grant date fair value equal to $9.1 million, $5.0 million, and $3.0 million in 2019, 2020, and 2021, respectively.

•
If the Company terminates Mr. Jackson’s employment without “cause” or if he resigns for “good reason” (in each case, as defined in the Amended Employment Agreement), then, provided he is in compliance with all applicable restrictive covenants and he signs a mutually acceptable severance agreement, Mr. Jackson will be entitled to receive the equity awards described above and an amount equal to the sum of (i) his remaining base salary to be paid through December 31, 2021, (ii) the annual incentive award for the year of his termination of employment based on actual performance, and (iii) the target annual incentive award for each calendar year remaining under the Amended Employment Agreement that has not yet commenced.

The other terms of the Amended Employment Agreement remained substantially the same as Mr. Jackson’s prior employment agreement. The Amended Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Amended Employment Agreement is qualified in its entirety by reference to such agreement.
In connection with Mr. Jackson’s anticipated transition to the role of Executive Chairman in 2019, the Board has engaged an executive search firm to assist in identifying candidates to succeed Mr. Jackson.
Item 7.01 Regulation FD Disclosure.
On September 19, 2018, the Company issued a press release announcing Mr. Jackson’s anticipated transition to the role of Executive Chairman in 2019 and the engagement of an executive search firm to assist the Board in identifying candidates to succeed Mr. Jackson. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1	Amended and Restated Employment Agreement, dated as of September 17, 2018, by and between AutoNation, Inc. and Michael J. Jackson.

99.1	Press Release of AutoNation, Inc. dated September 19, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	September 19, 2018	By:	/s/ C. Coleman Edmunds
C. Coleman Edmunds
Executive Vice President, General Counsel and Corporate Secretary